   As filed with the Securities and Exchange Commission on October 7, 1997
                                              Registration No. 333-
                                                                   -----------
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                            BENEFICIAL CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                                 51-0003820
            (State or other jurisdiction of          (I.R.S. Employer
            incorporation or organization)           Identification No.)

                             One Christina Centre
                           301 North Walnut Street
                          Wilmington, Delaware 19801
                   (Address of principal executive offices)

                            BENEFICIAL CORPORATION
                               BENSHARES EQUITY
                              PARTICIPATION PLAN
                           (Full title of the plan)

                              ------------------

                             Scott A. Siebels Esq.
           Vice President, Corporate Secretary and Associate Counsel
                            Beneficial Corporation
                 One Christina Centre, 301 North Walnut Street
                          Wilmington, Delaware 19801
                                (302) 425-2500
(Name, address and telephone number, including area code, of agent for service)

                              ------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================
          Title of                             Maximum     Proposed
         Securities                Amount     Offering     Aggregate    Amount of
            To Be                  To Be      Price Per    Offering   Registration
        Registered (1)           Registered   Share (2)    Price (2)     Fee (2)
----------------------------------------------------------------------------------
Common Stock, $1.00 par value..   3,500,000    $ 79.875  $279,562,500  $84,715.91
==================================================================================

  (1) There are also being registered hereunder an equal number of Preferred Share Purchase Rights which will be attached to and transferable only with shares of Common Stock registered hereby.

  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h) on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 3, 1997, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall
                                                                      --------
Street Journal (Eastern Edition).
--------------
================================================================================

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Beneficial Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (ii) The Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997, and the Current Reports on Form 8-K dated January 28, 1997, April 24, 1997, July 24, 1997, July 25, 1997 and July 31, 1997;

     (iii) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form S-3 (File No. 33-39486) pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Scott A. Siebels, Vice President, Corporate Secretary and Associate Counsel of the Corporation, has delivered his legal opinion that the shares of the Corporation's Common Stock offered pursuant to the Beneficial Corporation BenShares Equity Participation Plan ("the Plan") have been duly authorized by the Corporation and that, when issued in accordance with the terms of the Plan, the shares will be legally issued, fully paid and nonassessable. Mr. Siebels is an officer of the Corporation and is not eligible to participate in the Plan. As of October 3, 1997, he held unexercised stock options with respect to 10,150 shares, 275 of which are currently exercisable, of the Corporation's Common Stock under the Beneficial Corporation 1990 Non-Qualified Stock Option Plan
552.975 shares of the Corporation's Common Stock under the Employee's Stock Purchase Plan, as amended (the "ESPP"), and 332.240 unvested share units under the ESPP. In addition, as of that date Mr. Siebels held 1,608.08 unvested shares of the Corporation's Common Stock under the Corporation's Key Employee Stock Bonus Plan and 112 shares of Common Stock registered in his name.

Item 6.  Indemnification of Directors and Officers.

     Article IX of the By-Laws of the Corporation provides for indemnification of directors, officers and employees of the Corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which such person may be a party, to the full extent permitted under the laws of the State of Delaware. Under such laws, indemnification of such a person may be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to suits by or in the right of the Corporation, such person may not be indemnified if he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.

     In addition, Article X to the Corporation's Restated Certificate of Incorporation limits the right of stockholders of the Corporation, and the right of the Corporation itself, to sue and recover from the directors monetary damages for acts of negligence, including gross negligence, for breach of the duty of care. The directors will not be liable for gross negligence in connection with, among other things, decisions made on a proposal for acquisition of the Corporation or its assets. Article X does not eliminate or limit a director's liability for: (i) breaches of the duty of loyalty to the Corporation or to its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) willfully or negligently paying or making unlawful dividends or unlawful stock repurchases or redemptions; or (iv) engaging in transactions in which he receives any improper personal benefit. Article X does not eliminate liability for a director acting in his capacity as an officer, preclude recovery against the directors in actions brought by third parties or affect a director's liability under the Federal securities laws. In addition, the Corporation and its stockholders retain the right to pursue equitable remedies against the directors, such as an injunction or rescission of a contract.

     The Corporation has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. The policy is for a period ending July 1, 1998, and provides a maximum coverage of $30,000,000 for a period of one year and (subject to certain enumerated exclusions) covers 100% of all losses above the deductible amount of $1,000,000.

     The Corporation also has in effect indemnification agreements with each of its directors, which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement of threatened, pending or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Corporation to advance all reasonable expenses incurred by a director in any such proceeding provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a "change in control" (as defined therein) of the Corporation, the Corporation has the burden of proof to establish that a director who has requested indemnification is not entitled to it.

     As permitted by the Employee Retirement Income Security Act of 1974, the Corporation has obtained a Corporate Fiduciary's Liability Insurance Policy covering all employees entrusted with fiduciary responsibilities under certain of the Company's employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year.

     The foregoing descriptions are general summaries only. Reference is made to the full text of the Corporation's Certificate of Incorporation and Bylaws incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The exhibits listed on the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such Indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on October 6, 1997.

                                            BENEFICIAL CORPORATION

                                            By /s/ James H. Gilliam, Jr.
                                               -------------------------
                                                 James H. Gilliam, Jr.
                                               Executive Vice President
                                                 and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 6, 1997.

     Signatures                       Titles                      Date
     ----------                       ------                      ----

          *                   Chairman of the Board           October 6, 1997.
------------------------   of Directors, Chief Executive
  Finn M.W. Caspersen         Officer and Director
                           (Principal Executive Officer)

          *                 Member of the Office of the       October 6, 1997.
------------------------   President, First Vice President,
 Andrew C. Halvorsen     Chief Financial Officer and Director
                            (Principal Financial Officer)

          *                   Senior Vice President and       October 6, 1997.
------------------------        Controller (Principal
   Jonathan Macey               Accounting Officer)

          *                          Director                 October 6, 1997.
------------------------
  Robert J. Callander

          *                          Director                 October 6, 1997.
------------------------
  Robert C. Clark

          *                          Director                 October 6, 1997.
------------------------
Leonard S. Coleman, Jr.

          *                          Director                 October 6, 1997.
------------------------
   David J. Farris


/s/ James H. Gilliam, Jr.               Director                October 6, 1997
-------------------------
  James H. Gilliam, Jr.

           *                            Director                October 6, 1997
-------------------------
   Roland A. Hernandez

           *                            Director                October 6, 1997
-------------------------
    J. Robert Hillier

           *                            Director                October 6, 1997
-------------------------
     Gerald L. Holm

           *                            Director                October 6, 1997
-------------------------
     Thomas H. Kean

           *                            Director                October 6, 1997
-------------------------
      Steven Muller

           *                            Director                October 6, 1997
-------------------------
    Susan Julia Ross

           *                            Director                October 6, 1997
-------------------------
    Robert A. Tucker

           *                            Director                October 6, 1997
-------------------------
    Susan M. Wachter

           *                            Director                October 6, 1997
-------------------------
  Charles H. Watts, II

     * James H. Gilliam, Jr., pursuant to Powers of Attorney (executed by each of the officers and directors indicated above) and filed as Exhibit 24 hereto, by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each such officers and directors.

                                                /s/ James H. Gilliam, Jr.
                                                -------------------------
                                                  James H. Gilliam, Jr.

October 6, 1997

                               INDEX OF EXHIBITS


Exhibit 4.1 Registrant's Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

Exhibit 4.2    Registrant's Restated Bylaws, incorporated herein by reference to
               Exhibit 3.2 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1990.

Exhibit 4.3 Beneficial Corporation BenShares Equity Participation Plan filed herewith.

Exhibit 5 Opinion of Scott A. Siebels with respect to the validity of the Common Stock being registered hereby in connection with the Beneficial Corporation Benshares Equity Participation Plan filed herewith.

Exhibit 23.1 Consent of Deloitte & Touche LLP, independent accountants to the Corporation, filed herewith.

Exhibit 23.2   Consent of Scott A. Siebels, contained in this opinion filed as
               Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain and directors of the Corporation, filed herewith.